Supply Agreement

Party A (Supplier): Shanghai Tian Jin Petrochemical Co., Ltd.

Address: Suite 345, Tower 5, No. 2278 Zhao Zhong Road, Zhongfu Town, Qing Pu District, Shanghai

Party B (Seller): Shenzhen Greenstar Technology Co., Ltd.

Address: B121, Section B Tower 4, Jinhuidadao, Nanhaidadao, Nanshan District, Shenzhen

To protect the legitimate rights and interests of both parties, in accordance with the People’s Republic of China Contract Law, Party A and Party B agree to enter into this contract through friendly consultation, in the common commitment to perform.

Article 1: The object of the contract (excluding tax)

Item	Specifications	Measuring Unit	Unit	Total

Fuel Oil	80ml*6bottles*9cases	Box	Yuan	2,500.00

Total in RMB: (Capital) Two Thousand and Five Hundred Yuan, (Digital) ¥2,500.00

Article 2: The orders

1.	Party B shall order product from Party A.

2.	The orders shall specify the name of the goods, manufacturer producer name and address, specifications, units, brand, quality, origin, quantity, unit price, delivery time and delivery place and other specific content.

3.	Party A shall reply within two (2) working days after its receive the order whether to accept the order. If Party A fails to respond, it shall be deemed not to accept the order.

Article 3: Delivery/Pick up and place: Party A shall deliver to Party B’s address

Article 4: Delivery time: From May 1, 2015.

Article 5: Settlement and duration: Sixty (60) days payment.

Article 6: Commodity promotion

1.	Party B may manage sales to accelerate commodity turnover and sales.

2.	Party A shall pay a distribution/branding fee to Party B for promoting the product. The parties shall mutually agree to the amount of the fee to be paid by Party A to Party B and the payment terms.

Article 7: Liability for breach contract:

1.	Liability for breach of the supplier:

i).	When Party A sells product that is not in accordance with the original sample quality standards or delivery product quality standards, Party B shall have the right to refuse and return.

ii).	Party A’s failure to make delivery completely in conformity with the contract, according to the contract price, the compensation shall be 0.5% of the payment per day.

2.	Liability for breach of the seller:

i).	Party A’s shall have all rights under PRC law to bring a claim for breach under the terms of the contract.

3.	Force majeure

The party suffering from force majeure is exempt from performing under the terms of the contract.

Article 8: Confidentiality

The parties shall keep the terms of this contract strictly confidential.

Article 9: Other terms:

1.	This agreement is in duplicate, each of the parties has one copy.

2.	The contract is signed by both parties after the effective date. Any outstanding issues can be further signed by a supplementary contract.

3.	This contract is valid: from May 1, 2015 to April 30, 2016.

/s/ Shanghai Tian Jin Petrochemical Co., Ltd.
Shanghai Tian Jin Petrochemical Co., Ltd.

/s/ Shenzhen Greenstar Technology Co., Ltd.
Shenzhen Greenstar Technology Co., Ltd.

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